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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-74488, 333-62933, 333-81955, 333-32872, 333-56120 and 333-83404) and on Form S-3 (No. 333-113504 and 333-106895) of Quixote Corporation of our report dated September 13, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
September 13, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS